Exhibit 10.13
Notice of Grant of Stock
Options and Option Agreement
Interwoven, Inc.
ID: 94-3221352
803 — 11th Avenue
Sunnyvale, CA 94089
Employee Name
Option Number:
Plan:
ID:
Effective                     , you have been granted a(n)                      [Incentive/Nonqualified] Stock Option to buy                       shares of Interwoven, Inc. (the Company) stock at $                     per share.
The total option price of the shares granted is $                    .
Shares in each period will become fully vested on the date shown.
[Vesting may occur based on achievement, at the end of a period of time, of a specified goal or specified goals based on such factors as: annual revenue, cash position, earnings per share, operating cash flow, market share, new product releases, net income, operating income, return on assets, return on equity, return on investment, software license bookings, EBITDA or other financial measure, or any other performance-related goal as approved from time to time.]
By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Interwoven, Inc.	Date

Optionee Name	Date

INTERWOVEN, INC.
2003 ACQUISITION PLAN
STOCK OPTION AGREEMENT
          1. Grant of Option. Interwoven, Inc. (the “Company”) hereby grants to Participant an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth in the Notice of Grant (collectively, the “Shares”) at the exercise price set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions of the Notice of Grant, this Stock Option Agreement (the “Agreement”) and the 2003 Acquisition Plan (the “Plan”). This Option is a Nonqualified Stock Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.
          2. Vesting; Exercise Period.
               2.1 Vesting of Shares. The Option shall be exercisable as it vests, unless otherwise indicated in the Notice of Grant. Subject to the terms and conditions of the Plan and the Agreement, the Option shall vest and become exercisable as to portions of the Shares pursuant to the vesting schedule specified in the Notice of Grant, provided that Participant has continuously provided services to the Company, or any Parent or Subsidiary of the Company, at all times during the relevant month.
               2.2 Vesting of Options. Shares that are vested pursuant to the vesting schedule set forth in the Notice of Grant are “Vested Shares.” Shares that are not vested pursuant to the schedule set forth in the Notice of Grant are “Unvested Shares.”
               2.3 Expiration. The Option shall expire on the expiration date set forth in the Notice of Grant, and must be exercised, if at all, on or before the earlier of the expiration date of the Option or the date on which the Option is earlier terminated in accordance with the provisions of Section 3 hereof.
          3. Termination.
               3.1 Termination for Any Reason Except Death, Disability or Cause. If Participant is Terminated for any reason except Participant’s death, Disability or Cause, then the Option may be exercised by Participant only for Shares that are Vested Shares on the Termination Date and no later than three (3) months after the Termination Date, but in any event no later than the expiration date.
               3.2 Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant (or the Participant dies within three (3) months after Termination other than for Cause or because of Disability), then the Option may be exercised by Participant (or Participant’s legal representative or authorized assignee as the case may be) only for Shares that are Vested Shares on the Termination Date and no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date.
               3.3 Termination for Cause. If Participant is Terminated for Cause, the Option shall expire on the Participant’s date of Termination.
               3.4 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.

          4. Manner of Exercise.
               4.1 Stock Option Exercise Agreement. To exercise the Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise the Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.
               4.2 Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.
               4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (including by check), or where permitted by law:
(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

(c)	by waiver of compensation due or accrued to Participant for services rendered;

(d)	provided that a public market for the Company’s stock exists: (1) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)	by any combination of the foregoing.
               4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable tax withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.
               4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
          5. Compliance with Laws and Regulations. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.
          6. Nontransferability of Option. Except as otherwise set forth in the Plan, the Option shall not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.
          7. Tax Consequences. Set forth below is a brief summary as of the date the Board adopted the Plan of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
               7.1 Exercise of Nonqualified Stock Option. As the Option does not qualify as an “incentive stock option,” as of the date of the Plan’s adoption federal income tax law provides that there will be a regular federal income tax liability upon the exercise of the Option. Under this law Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If there is compensation income, then the Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
               7.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.
                    a. Short-Term Capital Gain. If the Shares are held for no more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option, any gain realized on disposition of the Shares will be treated as short-term capital gain.
                    b. Long-Term Capital Gain. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option, any gain realized on disposition of the Shares will be treated as long-term capital gain.
          8. Privileges of Stock Ownership. Participant shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Participant.
          9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The Committee’s resolution of such a dispute shall be final and binding on the Company and Participant.
          10. Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Notice of Grant, the Plan and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. In the event of any conflict between the terms of the Plan and this Agreement or the Notice of Grant or Exercise Agreement, the terms of the Plan shall control.
          11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.
          12. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.

Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
          13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

EXHIBIT A
STOCK OPTION EXERCISE AGREEMENT

Exhibit A
INTERWOVEN, INC.
2003 ACQUSITION PLAN (the “Plan”)
STOCK OPTION EXERCISE AGREEMENT
     I hereby elect to purchase the number of shares of Common Stock of Interwoven, Inc. (the “Company”) as set forth below:

Participant	Number of Shares Purchased:

Social Security Number:	Purchase Price per Share:

Address:	Aggregate Purchase Price:

Date of Option Agreement:

Type of Option: Nonqualified Stock Option	Exact Name of Title to Shares:

1. Delivery of Purchase Price. Participant hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement (the “Option Agreement”) and Notice of Grant as follows (check as applicable and complete):

[ ]	in cash (by check) in the amount of $ , receipt of which is acknowledged by the Company;

[ ]	by cancellation of indebtedness of the Company to Participant in the amount of $ ;

[ ]	by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Participant for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Participant in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $ per share;

[ ]	by the waiver hereby of compensation due or accrued to Participant for services rendered in the amount of $ ;

[ ]	through a “same-day-sale” commitment, delivered herewith, from Participant and the NASD Dealer named therein, in the amount of $ ; or

[ ]	through a “margin” commitment, delivered herewith from Participant and the NASD Dealer named therein, in the amount of $ .
2. Tax Consequences. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES. PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.
3. Entire Agreement. The Plan, Notice of Grant and Option Agreement are incorporated herein by reference. This Exercise Agreement, the Plan, Notice of Grant and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Participant with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law. In the event of any conflict between the terms of the Plan and this Agreement or the Notice of Grant or this Exercise Agreement, the terms of the Plan shall control.

Date:

Signature of Participant

Spousal Consent
     I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the “Agreement”) and that I know its contents. I hereby consent to and approve all of the provisions of the Agreement, and agree that the shares of the Common Stock of Interwoven, Inc. purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Agreement. I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have in or to them.

Date:

Signature of Participant’s Spouse

Spouse’s Name — Typed or Printed

Participant’s Name — Typed or Printed